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EXHIBIT 5.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-10 of Wheaton River Minerals Ltd. of our report dated 10 February 2003, relating to the financial statements of Peak Gold Mines Pty Limited, which appear in such Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Chartered Accountants

/s/  TIM GOLDSMITH

Tim Goldsmith
Melbourne, Australia
11 March 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS